Exhibit 99.1

NEWS RELEASE

Bonanza Creek Energy Appoints New Chief Financial Officer

DENVER, Colorado — November 13, 2018 /Globe Newswire/ — Bonanza Creek Energy, Inc. (NYSE: BCEI) (“Bonanza Creek” or the “Company”) today announces the hiring of Brant H. DeMuth as Chief Financial Officer. Mr. DeMuth’s appointment as Executive Vice President and Chief Financial Officer will take effect on November 14, 2018. He will be assuming the role of principal financial officer from Scott A. Fenoglio, who has served as the Company’s principal financial officer since August 2017.

Mr. DeMuth previously served as Vice President of Finance and Treasurer at SRC Energy Inc. from October 2014 until November 2018. Prior to joining SRC Energy, Mr. DeMuth served as Interim Chief Financial Officer of DJ Resources, LLC from August 2013 to September 2014 and as Executive Vice President of Strategy and Corporate Development of Gevo, Inc. from June 2011 to May 2013. Mr. DeMuth currently serves on the University of Northern Colorado’s Monfort College of Business Dean’s Leadership Council. Mr. DeMuth is a Chartered Financial Analyst and received his M.B.A. in Oil and Gas Finance from the University of Denver and his B.S. in Business Administration from Colorado State University.

“We are excited to have Brant join the team.  His 34 years of management and finance experience in capital markets and the oil & gas industry will be a tremendous addition to our team,” said Eric Greager, President and Chief Executive Officer of the Bonanza Creek.  “After a comprehensive search and on behalf of the Board of Directors, we are pleased to welcome Brant to Bonanza Creek. Brant has the right background, experience and cultural disposition to successfully serve as Chief Financial Officer of our Company. We are confident that he will help strengthen Bonanza Creek, drive returns and cash flow growth, and create value for our shareholders, employees and community,” said Jack E. Vaughn, Chairman of Bonanza Creek.

In accordance with NYSE requirements, the Company hereby discloses that its Board of Directors has authorized the grant to Mr. DeMuth of an employment inducement award of restricted stock units with a grant-date fair value equal to $650,000 (the “Inducement RSUs”) as an inducement to Mr. DeMuth’s hiring as Executive Vice President and Chief Financial Officer and to compensate Mr. DeMuth for forfeited equity compensation from his former employer, such grant to be effective on November 14, 2018, the date Mr. DeMuth will commence employment with the Company. The Inducement RSUs will vest in 20% increments on each of the first through fifth anniversaries of the grant date, subject to Mr. DeMuth’s continued employment with the Company through such date; and will vest in full upon certain qualifying terminations of employment.

About Bonanza Creek Energy, Inc.

Bonanza Creek Energy, Inc. is an independent oil and natural gas company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States. The Company’s assets and operations are concentrated in the Rocky Mountain region in the Wattenberg Field, focused on the Niobrara and Codell formations. The Company’s common shares are listed for trading on the NYSE under the symbol: “BCEI.” For more information about the Company, please visit www.bonanzacrk.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements include statements regarding development and completion expectations and strategy; decreasing operating and capital costs; impact of the Company’s reorganization; and updated 2018 guidance. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including the following: changes in natural gas, oil and NGL prices; general economic conditions, including the performance of financial markets and interest rates; drilling results; shortages of oilfield equipment, services and personnel; operating risks such as unexpected drilling conditions; ability to acquire adequate supplies of water; risks related to derivative instruments; access to adequate gathering systems and pipeline take-away capacity; and pipeline and refining capacity constraints. Further information on such assumptions, risks and uncertainties is available in the Company’s SEC filings. We refer you to the discussion of risk factors in our Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 15, 2018, and other filings submitted by us to the Securities Exchange Commission. The Company’s SEC filings are available on the Company’s website at www.bonanzacrk.com and on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, including guidance, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information, please contact:

Doug Atkinson

Senior Manager, Investor Relations

720-225-6690

datkinson@bonanzacrk.com